UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2024

KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-01665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Joys Lane Kingston, New York	12401
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (845) 802-7900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 9, 2024, Manmohan Singh was appointed a director of Kingstone Companies, Inc. (the “Company”).  Mr. Singh was appointed pursuant to the provisions of the Note and Warrant Exchange Agreement, dated as of December 9, 2022, between the Company and the purchaser signatories thereto (the “Exchange Agreement”), whereby the holders of a majority of the aggregate principal amount of the promissory notes issued pursuant to the Exchange Agreement (the Notes”) were granted the right to nominate one person to serve as a member of the Board of Directors of the Company.  Such nomination right will cease at such time as the Notes are no longer outstanding.

Mr. Singh is the Group Chief Financial Officer and Head of Corporate Development for Angel Oak Companies, overseeing financial operations, including accounting and treasury, for all of Angel Oak’s subsidiaries. He is also a member of the Angel Oak Enterprise Risk Management Committee. Previously, he was a Director in the Insurance Investment Banking team at New York-based Sandler O’Neill & Partners, which was an investment bank specializing in financial institutions that merged with Piper Jaffray Companies to form Piper Sandler Companies. During his 12 years with Sandler O’Neill, Mr. Singh worked extensively in the insurance sector, advising them on capital raising and merger and acquisition related matters. Manu has been involved with several key merger and acquisition transactions, including those involving private equity buyers and alternative asset managers making forays into the life and annuity sector. Mr. Singh holds a Master of Business Administration degree from the Indiana University Kelley School of Business, a Master of Science degree in Finance from the Department of Financial Studies at the University of Delhi, and a Bachelor of Engineering degree from Deenbandhu Chhotu Ram University of Science and Technology in India.

Item 7.01	Regulation FD Disclosure.

On April 10, 2024, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Singh to the Board of Directors of the Company.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Current Report on Form 8-K with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press release, dated April 10, 2024, issued by Kingstone Companies, Inc.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: April 10, 2024	By:	/s/ Meryl Golden
Meryl Golden
Chief Executive Officer